SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                               FORM 8-K/A No. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


Amendment No. 1 to Form 8-K filed on June 5, 1997 (Date of earliest event reported was May 12, 1997)


                         HANGER ORTHOPEDIC GROUP, INC.
      ------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

                 Delaware               1-10670         84-0904275
       ----------------------------   ------------    --------------
       (State or other jurisdiction   (Commission     (IRS Employer
           of incorporation)          File Number)    Identification
                                                         Number)


            7700 Old Georgetown Road, Bethesda, Maryland    20814
      ------------------------------------------------------------------
              (Address of principal executive offices)    (zip code)


      Registrant's telephone number, including area code: (301) 986-0701



     The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed on June 5, 1997, as set forth in the pages attached hereto:

            Items 7(a) and 7(b) - Historical Financial Statements
                                  and Pro Forma Financial Information

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                HANGER ORTHOPEDIC GROUP, INC.


Date: July 15, 1997                             By:/s/RICHARD A. STEIN
                                                   -------------------
                                                   Richard A. Stein
                                                   Vice President - Finance,
                                                   Secretary and Treasurer

     The Current Report of Hanger Orthopedic Group, Inc. (the "Company"), filed on June 5, 1997, reported the acquisition by the Company on May 12, 1997 of substantially all of the assets of Fort Walton Orthopedic, Inc. ("Fort Walton") and Mobile Limb & Brace, Inc. ("Mobile Limb"), companies primarily engaged in providing orthotic and prosthetic patient care services. Items 7(a) and 7(b) of the report stated that the historical combined financial statements of Fort Walton and Mobile Limb required under Rule 3-05 of Regulation S-X and the pro forma financial information required under Article 11 of Regulation S-X would be filed no later than 60 days after the date by which the Form 8-K was required to be filed. The purpose of this amendment is to file such financial statements and information.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The following lists the historical combined financial statements of Fort Walton and Mobile Limb attached hereto:


                                                                 Page
                                                                 ----
         Report of Independent Accountants. . . . . . . . . . . .  5

         Balance Sheets as of December 31, 1995 and 1996. . . . .  6

         Statements of Income for the years ended
           December 31, 1995 and 1996 . . . . . . . . . . . . . .  7

         Statements of Changes in Shareholders' Equity for
           the years ended December 31, 1995 and 1996 . . . . . .  8

         Statements of Cash Flows for the years ended
           December 31, 1995 and 1996 . . . . . . . . . . . . . .  9

         Notes to financial statements. . . . . . . . . . . . . . 10

     (b)   PRO FORMA FINANCIAL INFORMATION.

                                                                 Page
                                                                 ----
     The following lists the pro forma financial  information
attached hereto:


         Pro forma balance sheet dated as of March 31, 1997 . . . 15

         Pro forma statement of operations for the three
           months ended March 31, 1997. . . . . . . . . . . . . . 17

         Pro forma balance sheet dated as of December 31, 1997. . 19


                                       2



         Pro forma statement of operations for the
           year ended December 31, 1996. . . . . . . . . . . . .  21

                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

                              REPORT ON AUDITS OF
                         COMBINED FINANCIAL STATEMENTS
                              for the years ended
                          December 31, 1995 and 1996

                       Report of Independent Accountants



To the Shareholders of
  Ft. Walton Orthopedic Inc.
  and Mobile Limb and Brace Inc.:

We have audited the accompanying combined balance sheets of Ft. Walton Orthopedic Inc. and Mobile Limb and Brace Inc. as of December 31, 1995 and 1996 and the related combined statements of income, changes in stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Ft. Walton Orthopedic Inc. and Mobile Limb and Brace, Inc. as of December 31, 1995 and 1996 and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 12, 1997

                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

                            COMBINED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996

                     ASSETS                                      1995          1996
                                                                 ----          ----
Current assets:
      Cash and cash equivalents                                $  75,109    $ 104,182
      Accounts receivable, net of allowance for doubtful
        accounts of $64,300 and $13,100, respectively            256,399      381,544
      Inventories                                                355,067      357,656
      Prepaid expenses and other current assets                    6,390        4,450
                                                               ----------   ----------

              Total current assets                               692,965      847,832
                                                               ----------   ----------

Property, plant and equipment:
      Buildings                                                  208,010          -
      Machinery and equipment                                    121,202      135,142
      Furniture and fixtures                                      10,375       10,375
      Leasehold improvements                                      31,895       44,449
                                                               ----------   ----------

                                                                 371,482      189,966

Less accumulated depreciation                                    152,195      120,512
                                                               ----------   ----------

Net property, plant and equipment                                219,287       69,454
                                                               ----------   ----------

              Total assets                                     $ 912,252    $ 917,286
                                                               ==========   ==========


                   LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
      Accounts payable                                            93,573      119,296
      Accrued expenses                                             1,597       17,103
      Current portion of long-term debt                          145,411       21,424
                                                               ----------   ----------

              Total current liabilities                          240,581      157,823

Long-term debt                                                    45,525       39,345
Commitments and contingent liabilities


Common stock, $1.00 par value; 11,000 authorized;
 5,900 issued and outstanding                                      5,900        5,900
Additional paid-in capital                                        19,296       19,296
Retained earnings                                                600,950      694,922
                                                               ----------   ----------

              Total stockholders' and equity                     626,146      720,118
                                                               ----------   ----------

              Total liabilities and stockholders' equity       $ 912,252    $ 917,286
                                                               ==========   ==========

The accompanying notes are an integral part of these combined financial statements.


                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

                         COMBINED STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                          1995            1996
                                                          ----            ----
Net sales                                               $ 2,575,609    $ 3,069,921
Cost of goods sold                                        1,386,908      1,537,107
                                                        ------------   ------------

              Gross profit                                1,188,701      1,532,814
                                                        ------------   ------------

Operating expenses:
      Selling, general and administrative                   832,181        833,118
      Depreciation                                           34,935         33,697
                                                        ------------   ------------

              Total operating expenses                      867,116        866,815
                                                        ------------   ------------

Other income (expense)                                         (363)       (38,310)
                                                        ------------   ------------

              Net income                                $   321,222    $   627,689
                                                        ============   ============

The  accompanying  notes  are an  integral  part of these  combined  financial statements.

                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                       Additional
                                                         Common        Paid-in           Retained
                                                         Stock         Capital           Earnings        Total
                                                       ----------    --------------    ------------   -----------
Balance at December 31, 1994                              5,900         $ 19,296        $ 564,014      $ 589,210

      Net income                                                                          321,222        321,222

      Cash distributions to owners                                                       (284,286)      (284,286)
                                                       ----------    --------------    ------------   -----------

Balance at December 31, 1995                               5,900          19,296          600,950        626,146

      Net income                                                                          627,689        627,689

      Cash distributions to owners                                                       (533,717)      (533,717)
                                                       ----------    --------------    ------------   -----------

Balance at December 31, 1996                               5,900        $ 19,296        $ 694,922      $ 720,118
                                                       ==========    ==============    ============   ===========


The accompanying notes are an integral part of these combined financial statements.

                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                          1995            1996
                                                          ----            ----
Cash flows from operating activities:
  Net income                                            $ 321,222      $ 627,689
    Adjustments to reconcile net income to
        net cash provided by operating
        activities:
      Depreciation                                         34,935         33,697
      Provision for bad debt                               13,100         64,300
      Changes in assets and liabilities:
        Accounts receivable                                (1,675)      (189,445)
        Inventories                                       (12,628)        (2,589)
        Prepaid expenses                                   (6,085)         1,940
        Accounts payable and accrued expenses             (30,665)        41,229
                                                        -----------    -----------

           Net cash provided by operating activities      318,204        576,821
                                                        -----------    -----------

Cash flows from investing activities:
      Capital expenditures                                (86,182)       (10,414)
                                                        -----------    -----------

           Net cash used in investing activities          (86,182)       (10,414)
                                                        -----------    -----------

Cash flows from financing activities:
  Cash distributions to owners                           (284,286)      (533,717)
  Payments on long-term debt                              (18,860)       (21,428)
  Proceeds from long-term debt                             42,201         17,811
                                                        -----------    -----------
           Net cash used in financing activities         (260,945)      (537,334)
                                                        -----------    -----------

Net change in cash and cash equivalents                   (28,923)        29,073

Cash and cash equivalents, beginning of year              104,032         75,109
                                                        -----------    -----------

Cash and cash equivalents, end of year                  $  75,109      $ 104,182
                                                        ===========    ===========

Supplemental disclosures of cash flow information:
  Interest paid during the year on long-term debt       $  14,486      $   5,623

Noncash investing activity:
  Distribution of building and mortgage to Deckert
   Properties                                                 -        $ 126,550


The accompanying notes are an integral part of these combined financial statements.

                          FT. WALTON ORTHOPEDIC INC.
                        AND MOBILE LIMB AND BRACE INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1.   BACKGROUND:

     Ft. Walton Orthopedic Inc. and Mobile Limb and Brace Inc. (the "Company") are producers and retailers of orthopedic and prosthetic products along the Emerald Coast of Florida and the Mobile, Alabama area. Each of the retail locations provide various products including orthopedic braces, orthotics, prosthetics, custom footwear and durable medical equipment. Since these companies are under common ownership and management, combined financial statements have been presented. All intercompany transactions and balances have been eliminated.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

           CASH AND CASH EQUIVALENTS:

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash and cash equivalents. Cash includes currency on hand and demand deposits with high quality institutions. At various times throughout the year, the Company maintains cash balances in excess of FDIC limits.


           FAIR VALUE OF FINANCIAL INSTRUMENTS:

     At  December  31,  1995  and  1996,   the  carrying  value  of  financial
     instruments such as cash and cash equivalents, trade receivables, trade payables and long-term debt approximates fair value.


           INVENTORIES:

     Inventories are stated at the lower of cost or market and consists predominantly of finished goods available for sale. Cost is determined on the average cost method.


           PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are recorded at cost and are depreciated by either the straight-line or double-declining balance method over their estimated useful lives. Costs of major additions and betterments are capitalized; maintenance and repairs which do not improve or extend the life of respective assets are charged to operations as incurred. When an asset is sold or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the respective accounts, and any resulting gains or losses are reflected in income.

           LONG-LIVED ASSET IMPAIRMENT:

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The provisions of SFAS 121 require the Company to review its long-lived assets for impairment on an exception basis whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, then the loss is recognized in the income statement. The adoption of SFAS 121 did not have an effect on the Company's financial statements.


           REVENUE RECOGNITION:

     Revenue on the sale of orthotic and prosthetic devices is recorded when the device is accepted by the patient.


           CREDIT RISK:

     The Company primarily provides customized devices or services throughout the Emerald Coast region of Florida and the Mobile, Alabama area, and is reimbursed by the patients' third-party insurers or governmentally funded health insurance programs such as Medicaid, Medicare, and U.S. Veteran Administration. The accounts receivable are not collateralized. The ability of the Company's debtors to meet their obligations is dependent upon the financial stability of the insurers of the Company's customers and future legislation and regulatory actions. Additionally, the Company maintains reserves for potential losses.


           INCOME TAXES:

     The Company elected to be taxed pursuant to Subchapter "S" of the Internal Revenue Code. Accordingly, federal and state income taxes or credits accrue directly to the stockholders.


           USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.   LONG-TERM DEBT:

     Long-term debt consists of the following:


                                                          1995            1996
                                                          ----            ----

       Bank loans to various financial institutions
        maturing in varying monthly installments
        through May 2000, interest ranging from
        8.0% to 10.6%                                   $ 190,936      $  60,769
                                                        -----------    -----------

                                                          190,936         60,769
       Less current maturities                            145,411         21,424
                                                        -----------    -----------

                                                        $  45,525      $  39,345
                                                        ===========    ===========


     The aggregate estimated payments of long-term obligations outstanding at December 31, 1996 are:


                     1997                      $ 21,424
                     1998                        22,458
                     1999                        13,586
                     2000                         3,301


4.   RELATED PARTY TRANSACTIONS:

     In April 1996, the Company transferred the title to the Ft. Walton, Florida office building to Deckert Properties, a real estate company that is also owned by owners of the Company. Deckert Properties also assumed the balance of the mortgage on the building. The amount of debt transferred to Deckert Properties was approximately $126,550 which approximated the net book value of the building at that date. After the transfer, Deckert Properties leased the building to the Company at a monthly rent of $2,140 under an agreement which expires on April 30, 1998. The Company paid $17,120 in rent payments to Deckert Properties during 1996.

5.   COMMITMENTS AND CONTINGENCIES:

     The Company leases office space at several locations. The future minimum payments under lease commitments as of December 31, 1996 are as follows:


                     1997                      $ 62,000
                     1998                        25,000
                     1999                        20,000
                     2000                        12,000
                                               ---------

                                               $119,000
                                               =========


     The Company's total rental expense was approximately $59,000 and $78,000 in 1995 and 1996, respectively.


6.   RETIREMENT PLAN:

     The Company has a 401(k) plan (the "Plan") which is offered to all employees. The Plan provides, at the discretion of management the Company's contribution to the Plan, an amount not to exceed 15% of the eligible employees salary each year. The Company's matching contributions to the plan were approximately $57,000 and $53,000 for the years ended December 31, 1995 and 1996, respectively.


7.   SUBSEQUENT EVENT:

     On May 12, 1997, the Company sold certain assets and liabilities for $3.8 million to Hanger Orthopedic Group, Inc.

                        HANGER ORTHOPEDIC GROUP, INC.
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated condensed statement of operations for the three months ended March 31, 1997 and the unaudited pro forma consolidated condensed balance sheet as of December 31, 1996 are based on the historical financial statements of Hanger Orthopedic Group, Inc. ("Hanger" or "the Company"), adjusted to give effect to the acquisition of certain assets and assumption of certain liabilities of Prosthetic Treatment Center, Inc. ("Kingsport"), the retail division of ACOR Orthopaedic, Inc. ("ACOR"), and Fort Walton Orthopedic, Inc. and Mobile Limb & Brace, Inc. ("FWM"). The following unaudited pro forma consolidated condensed balance sheet as of March 31, 1997 is based on the historical financial statements of the Company, adjusted to give effect to the acquisition of certain assets and assumption of certain liabilities of ACOR and FWM. The following unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1996 is based on the historical financial statements of Hanger, adjusted to give effect to the acquisition of certain assets and assumption of certain liabilities of J. E. Hanger, Inc. of Georgia ("JEH"), Kingsport, ACOR and FWM.

     The unaudited pro forma consolidated condensed statement of operations for the three months ended March 31, 1997 has been prepared assuming the Kingsport, ACOR and FWM acquisitions occurred as of January 1, 1997. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1996 has been prepared assuming the JEH, Kingsport, ACOR and FWM acquisitions occurred as of January 1, 1996. The unaudited pro forma consolidated condensed balance sheet as of March 31, 1997 has been prepared assuming that the ACOR and FWM acquisitions occurred as of March 31, 1997. The unaudited pro forma consolidated condensed balance sheet as of December 31, 1996 has been prepared assuming that the Kingsport, ACOR and FWM acquisitions occurred as of December 31, 1996. The acquisitions and related adjustments are described in the notes thereto.

     The unaudited pro forma consolidated condensed financial statements of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred on the aforementioned date, or to project the Company's results of operations for any future period. The consolidated condensed pro forma financial information does not give effect to any matters other than those described in the notes thereto.

                Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1997

                                                               Historical
                                          ------------------------------------------------------
                                             Hanger
                                           Orthopedic                Ft. Walton/ Total Acquired    Pro Forma
                                          Group, Inc.(1)   ACOR(1)    Mobile(1)    Companies      Adjustments          Pro Forma(5)
                                          --------------   --------  ----------  ---------------  -----------          ------------
ASSETS
Current Assets:
     Cash and cash equivalents             $6,720,021     $431,563     $140,624     $572,187     ($4,072,187)(2)(3)     $3,220,021
     Accounts receivable                   24,528,348      870,027      526,974    1,397,001               0            25,925,349
     Inventory                             15,650,023      663,650      381,335    1,044,985               0            16,695,008
     Prepaids and other assets              2,756,664       13,529        5,150       18,679               0             2,775,343
     Deferred income taxes                  3,159,280            0            0            0               0             3,159,280
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Current Assets                       52,814,336    1,978,769    1,054,083    3,032,852      (4,072,187)           51,775,001
                                         -------------  -----------  -----------  -----------    ------------         -------------

     Property, plant & equipment, net      17,287,656       83,322       56,982      140,304         (15,350)(2)        17,412,610

     Intangible assets, net                67,081,267            0            0            0       7,002,372 (3)(4)     74,083,639

     Other assets                             975,083        1,264            0        1,264               0               976,347
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Assets                             $138,158,342   $2,063,355   $1,111,065   $3,174,420      $2,914,835          $144,247,597
                                         =============  ===========  ===========  ===========    ============         =============

LIABILITIES
Current Liabilities
     Current portion of long-term debt     $6,052,939           $0      $15,501      $15,501      $1,036,461(2)(3)(4)   $7,104,901
     Accounts payable                       2,834,080      263,613       73,840      337,453               0             3,171,533
     Accrued expenses and other            15,102,741      118,092       19,029      137,121         (65,750)(2)        15,174,112
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Current Liabilities                  23,989,760      381,705      108,370      490,075         970,711            25,450,546
                                         -------------  -----------  -----------  -----------    ------------         -------------

     Long-term debt                        68,815,270            0       40,580       40,580       4,087,889 (3)(4)     72,943,739
     Deferred income taxes                  2,377,627            0            0            0               0             2,377,627
     Other liabilites                       2,544,850            0            0            0               0             2,544,850
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Liabilities                          97,727,507      381,705      148,950      530,655       5,058,600           103,316,762
                                         -------------  -----------  -----------  -----------    ------------         -------------

STOCKHOLDERS' EQUITY
     Common Stock                              94,938            0        5,900        5,900          (5,260)(4)            95,578
     Additional paid in capital            41,087,021            0       19,296       19,296         480,064 (4)        41,586,381
     Retained Earnings (Accumulated
       Deficit)                               (95,562)   1,681,650      936,919    2,618,569      (2,618,569)(3)(4)        (95,562)
                                         -------------  -----------  -----------  -----------    ------------         -------------

                                           41,086,397    1,681,650      962,115    2,643,765      (2,143,765)           41,586,397
     Treasury Stock                          (655,562)           0            0            0               0              (655,562)
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Stockholders' Equity                 40,430,835    1,681,650      962,115    2,643,765      (2,143,765)           40,930,835
                                         -------------  -----------  -----------  -----------    ------------         -------------

Total Liabilities and
  Stockholder's Equity                   $138,158,342   $2,063,355   $1,111,065   $3,174,420      $2,914,835          $144,247,597
                                         =============  ===========  ===========  ===========    ============         =============


                                      15

The pro forma adjustments to the Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1997 are as follows:


     (1) Represents historical unaudited balance sheet data as of March 31, 1997.

     (2) The pro forma reductions to cash ($572,187), property, plant and equipment, net ($15,350), the current portion of long term debt ($2,000), accrued expenses and other ($65,750) and long term debt
           ($40,580) reflect the elimination of assets / liabilities not acquired / assumed in connection with the acquisitions of ACOR and FWM.

     (3) To record the purchase price in connection with the ACOR transaction which comprises $3,500,000 in cash and the issuance of two promissory notes totalling $1,851,930, net of $12,270 discount. The addition of $4,036,093 to intangible assets includes a noncompete agreement valued at $50,000. Goodwill is to be amortized over a forty year period.

     (4) To record the purchase price in connection with the FWM transaction which comprises $2,565,000 in cash, the issuance of a seller note for $750,000 and the issuance of 64,000 shares of Company Common Stock at $7.8125 per share. The addition of $2,966,279 to intangible assets includes a noncompete agreement valued at $38,150. Goodwill is to be amortized over a forty year period.

     (5) Excludes potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.


                                      16


      Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Three Months Ended March 31, 1997
                                                               Historical
                                          -----------------------------------------------------
                                             Hanger        Acquired
                                           Orthopedic      Companies  Ft. Walton/ Total Acquired    Pro Forma
                                          Group, Inc.         (1)     Mobile(2)    Companies       Adjustments          Pro Forma(9)
                                          --------------   --------  ----------  ---------------  -----------          ------------
Net Sales                                 $30,949,614     $1,347,500   $939,719   $2,287,219       ($97,780)(3)        $33,139,053
Cost of Sales                              16,229,929        490,919    402,081      893,000        (95,009)(3)         17,027,920
                                         -------------    ----------- ----------  -----------    -----------          -------------
Gross Profit                               14,719,685        856,581    537,638    1,394,219         (2,771)            16,111,133

Selling, general & administrative          10,924,635        670,290    188,176      858,466              0             11,783,101
Depreciation & amortization                 1,158,817          3,362      2,424        5,786         61,969 (4)(5)       1,226,572
                                         -------------    ----------- ----------  -----------    -----------          -------------
Income from operations                      2,636,233        182,929    347,038      529,967        (64,740)             3,101,460

Interest expense                           (1,527,269)             0          0            0       (236,887)(6)         (1,764,156)
Other expense                                 (43,749)             0      5,866        5,866         (1,042)(6)            (38,925)
                                         -------------    ----------- ----------  -----------    -----------          -------------
Income from operations before taxes         1,065,215        182,929    352,904      535,833       (302,669)             1,298,379

Provision for income taxes                    447,300              0          0            0         97,928 (7)            545,228
                                         -------------    ----------- ----------  -----------    -----------          -------------

Net Income                                   $617,915       $182,929   $352,904     $535,833      ($400,597)              $753,151
                                         =============    =========== ==========  ===========    ===========          =============

Net Income per common share(8):                 $0.06                                                                        $0.07
                                         -------------                                                                -------------

Shares used to compute net income
 per common share                           9,977,853                                                                   10,041,853
                                         -------------                                                                -------------


                                      17

The pro forma  adjustments to the Unaudited Pro Forma  Consolidated  Condensed
Statements of Operations for the three months ended March 31, 1997 are as follows:

     (1) The historical statements of operations data for Kingsport and ACOR (collectively, the "Acquired Companies") for the three months ended March 31, 1997 represent the results of operations of such companies from January 1, 1997 to the earlier of their respective dates of acquisition or March 31, 1997. Both acquisitions have been accounted for as a purchase. Accordingly, the results of operations of Kingsport is included in the historical results of operations of the Company from the date of its acquisition.

           Represents results of operations of the Acquired Companies prior to their acquisition dates for the periods presented:


                                       Quarter Ended March 31, 1997
                                    --------------------------------
       Company     Acquired as of     Net Sales     Net Income (Loss)
    -------------  --------------    -----------   -------------------
    Kingsport      March 3, 1997         $56,920         ($11,361)
    ACOR           April 1, 1997       1,290,580          194,290
                                     ------------        ---------
        Total                         $1,347,500         $182,929
                                     ============        =========

     (2) The historical statement of operations data for FWM for the three months ended March 31, 1997 represent the unaudited results of operations from January 1, 1997 to March 31, 1997. The acquisition has been accounted for as a purchase.

     (3) The adjustments to reduce sales ($97,780) and cost of sales ($95,009) reflect the elimination of profit on intercompany sales during the period presented.

     (4) Reflects increases in historical amounts of the Acquired Companies and FWM for amortization expense resulting from the revaluation in purchase accounting of intangible assets, as follows

                                    Quarter Ended
       Company                      March 31, 1997
    -------------                   --------------
    Kingsport                          $1,667
    ACOR                                2,500
    FWM                                 1,908
                                       -------
        Total                          $6,075
                                       =======

     (5) Reflects additional amortization over a 40-year period, as if such Acquired Companies and FWM were acquired as of the beginning of the period presented, as follows:

                                    Quarter Ended
       Company                      March 31, 1997
    -------------                   --------------

    JEH  *                             $11,146
    Kingsport                            1,535
    ACOR                                24,913
    FWM                                 18,300
                                       --------
        Total                          $55,894
                                       ========

     * Reflects the full period effect of amortization incurred as a result of the final working capital adjustment paid to the former shareholders of JEH.


     (6) The additional interest expense of $236,887 and the reduction in other income of $1,042 reflect what would have been incurred if the consideration (in the form of cash and promissory notes) for the Acquired Companies and FWM had been paid at January 1, 1997. The interest rates used to calculate pro forma interest (between 8% and 9%) on the assumed additional debt required to fund the cash payments reflects the Company's approximate borrowing rate.

                               Quarter Ended March 31, 1997
       Company                 Interest Expense Other Income
    -------------            ---------------------------------
    JEH *                           $41,264              -
    Kingsport                         3,244           (1,042)
    ACOR                            117,563              -
    FWM                              74,816              -
                                   --------          --------
        Total                      $236,887          ($1,042)
                                   ========          ========

     * Reflects the full period effect of interest incurred as a result of the final working capital adjustment paid to the former shareholders of JEH.

     (7) Reflects income taxes as if each of the Company, JEH, the Acquired Companies and FWM were a C Corporation for the period presented.

     (8) Historical and pro forma net income per common share, which has been adjusted for preferred stock dividends, are computed by dividing net income by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma as adjusted basis also include Common Stock issued in connection with the FWM acquisition.

     (9) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.


             Unaudited Pro Forma Consolidated Condensed Balance Sheet as of December 31, 1996


                                                             Historical
                                        -----------------------------------------------------
                                           Hanger       Kingsport
                                         Orthopedic        and     Ft. Walton/ Total Acquired    Pro Forma
                                        Group, Inc.(1)   ACOR(1)    Mobile(1)    Companies      Adjustments             Pro Forma(7)
                                        --------------   --------  ----------  ---------------  -----------             ------------
ASSETS
Current Assets:
     Cash and cash equivalents           $6,572,402       $156,939   $104,182     $261,121      ($507,575)(2)(3)         $6,325,948
     Accounts receivable                 24,321,872        852,716    381,544    1,234,260              0                25,556,132
     Inventory                           15,916,638        641,139    357,656      998,795              0                16,915,433
     Prepaids and other assets            1,595,169         42,079      4,450       46,529              0                 1,641,698
     Deferred income taxes                3,159,280              0          0            0              0                 3,159,280
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Current Assets                     51,565,361      1,692,873    847,832    2,540,705       (507,575)               53,598,491
                                       -------------    ----------- ----------  -----------    -----------             -------------

     Property, plant & equipment, net    17,299,197        103,270     69,454      172,724        (16,750)(2)            17,455,171

     Intangible assets, net              65,151,423         29,775          0       29,775      9,384,239(3)(4)(5)(6)    74,565,437

     Other assets                           925,446          1,500          0        1,500              0                   926,946
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Assets                           $134,941,427     $1,827,418   $917,286   $2,744,704     $8,859,914              $146,546,045
                                       =============    =========== ==========  ===========    ===========             =============


LIABILITIES
Current Liabilities
     Current portion of long-term debt   $4,902,572             $0    $21,424      $21,424     $1,104,527(2)(3)(4)(5)    $6,028,523
     Accounts payable                     4,141,993        197,265    119,296      316,561              0                 4,458,554
     Accrued expenses and other          17,021,640         54,715     17,103       71,818        (34,444)(2)            17,059,014
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Current Liabilities                26,066,205        251,980    157,823      409,803      1,070,083                27,546,091
                                       -------------    ----------- ----------  -----------    -----------             -------------

     Long-term debt                      64,297,801              0     39,345       39,345      9,585,387(2)(3)(4)(5)(6) 73,922,533
     Deferred income taxes                2,377,627              0          0            0              0                 2,377,627
     Other liabilites                     2,465,979              0          0            0              0                 2,465,979
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Liabilities                        95,207,612        251,980    197,168      449,148     10,655,470               106,312,230
                                       -------------    ----------- ----------  -----------    -----------             -------------

STOCKHOLDERS' EQUITY
     Common Stock                            94,492         10,000      5,900       15,900        (15,260)(3)(5)             95,132
     Additional paid in capital          41,008,363              0     19,296       19,296        480,064 (5)            41,507,723
     Retained Earnings (Accumulated
       Deficit)                            (713,478)     1,565,438    694,922    2,260,360     (2,260,360)(3)(4)(5)        (713,478)
                                       -------------    ----------- ----------  -----------    -----------             -------------

                                         40,389,377      1,575,438    720,118    2,295,556     (1,795,556)               40,889,377
     Treasury Stock                        (655,562)             0          0            0              0                  (655,562)
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Stockholders' Equity               39,733,815      1,575,438    720,118    2,295,556     (1,795,556)               40,233,815
                                       -------------    ----------- ----------  -----------    -----------             -------------

Total Liabilities and
 Stockholder's Equity                  $134,941,427     $1,827,418   $917,286   $2,744,704     $8,859,914              $146,546,045
                                       =============    =========== ==========  ===========    ===========             =============


                                      19


The pro forma  adjustments to the Unaudited Pro Forma  Consolidated  Condensed
Balance Sheet as of December 31, 1996 are as follows:

     (1) Represents historical balance sheet data as of December 31, 1996. Condensed historical balance sheet information for Kingsport and ACOR is as follows:

                      Current       Total      Current      Total
          Company      Assets      Assets    Liabilities    Equity
          -------     -------      ------    -----------    ------
         Kingsport    $32,125      $88,068         $0      $88,068
         ACOR       1,660,748    1,739,350    251,980     1,487,370
           Total   $1,692,873   $1,827,418   $251,980    $1,575,438

                *  - unaudited

     (2) The pro forma reductions to cash ($257,575), property, plant and equipment, net ($16,750), the current portion of long term debt ($14,488), accrued expenses and other ($34,444) and long term debt ($32,781) reflect the elimination of assets / liabilities not acquired / assumed in connection with the acquisitions of ACOR and FWM.

     (3) To record the purchase price in connection with the Kingsport transaction which comprises $250,000 in cash and the issuance of a seller note for $250,000. The addition to intangible assets of $411,932 includes a noncompete agreement valued at $50,000. Goodwill is to be amortized over a forty year period.

     (4) To record the purchase price in connection with the ACOR transaction which comprises $3,536,819 in cash and the issuance of two promissory notes totalling $1,851,930, net of discount of $12,270. The addition to intangible assets of $4,020,328 includes a noncompete agreement valued at $50,000. Goodwill is to be amortized over a forty year period.

     (5) To record the purchase price in connection with the FWM transaction which comprises $2,565,000 in cash, the issuance of a seller note for $750,000 and the issuance of 64,000 shares of Company Common Stock at $7.8125 per share. The addition of $3,168,545 to intangible assets includes a noncompete agreement valued at $38,150. Goodwill is to be amortized over a forty year period.

     (6) The proforma adjustments to intangible assets and long term debt for $1,783,434 represents the final working capital adjustment paid to the former shareholders of J.E. Hanger, Inc. of Georgia, a company acquired November 1, 1996.

     (7) Excludes potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

    Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Year Ended December 31, 1996


                                                              Historical
                                         -----------------------------------------------------
                                            Hanger        JEH &
                                          Orthopedic     Acquired    Ft. Walton/ Total Acquired   Pro Forma
                                         Group, Inc.   Companies(1)   Mobile(2)    Companies      Adjustments         Pro Forma(11)
                                         ------------  ------------  ----------- --------------   -----------         ------------

Net Sales                                $66,805,944    $61,753,968  $3,069,921   $64,823,889     ($127,555)(3)       $131,502,278
Cost of Sales                             32,233,373     33,522,245   1,537,107    35,059,352       (54,519)(3)(4)(5)   67,238,206
                                         ------------   ------------ -----------  ------------  ------------          -------------
Gross Profit                              34,572,571     28,231,723   1,532,814    29,764,537       (73,036)            64,264,072

Selling, general & administrative         27,029,315     21,226,162     833,118    22,059,280        28,602 (4)(7)      49,117,197
Depreciation & amortization                2,848,465      1,616,942      33,697     1,650,639       371,266 (5)(6)(7)    4,870,370
                                         ------------   ------------ -----------  ------------  ------------          -------------
Income from operations                     4,694,791      5,388,619     665,999     6,054,618      (472,904)            10,276,505

Interest expense                          (2,546,561)      (394,650)          0      (394,650)   (4,391,721)(8)         (7,332,932)
Other income (expense), net                 (177,216)       745,444     (38,310)      707,134      (515,751)(4)(8)          14,167
                                         ------------   ------------ -----------  ------------  ------------          -------------
Income from operations before taxes
  and extraordinary item                   1,971,014      5,739,413     627,689     6,367,102    (5,380,376)             2,957,740

Provision for income taxes                   889,886         76,966           0        76,966       367,061 (9)          1,333,913

Extraordinary loss on early
 extinguishment of debt, net of tax           83,234              0           0             0             0                 83,234
                                         ------------   ------------ -----------  ------------  ------------          -------------

Net Income(loss)                            $997,894     $5,662,447    $627,689    $6,290,136   ($5,747,437)            $1,540,593
                                         ============   ============ ===========  ============  ============          =============

Net Income per common share (10):              $0.11                                                                         $0.15
                                         ------------                                                                 -------------
Shares used to compute net income
  per common share:                        8,663,161                                                                    10,043,604
                                         ------------                                                                 -------------


                                      21

The pro forma  adjustments to the Unaudited Pro Forma  Consolidated  Condensed
Statements of Operations for the year ended December 31, 1996 are as follows:

     (1) The historical statements of operations data for JEH and the Acquired Companies for the year ended December 31, 1996 represent the results of operations of such companies from January 1, 1996 to the earlier of their respective dates of acquisition or December 31, 1996. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the above companies are included in the historical results of operations of the Company from the date of its acquisition.

           Represents  results of  operations  of JEH and each of the Acquired
           Companies  prior  to  their   acquisition  dates  for  the  periods
           presented:

                                         Year Ended December 31, 1996
       Company       Acquired as of      Net Sales      Net Income (Loss)
    -------------   ----------------    ---------------------------------
    JEH             November 1, 1996     $56,140,445       $4,518,040
    Kingsport       March 3, 1997            382,009         (126,995)
    ACOR            April 1, 1997          5,231,514        1,271,402
                                         -----------       -----------
        Total                            $61,753,968       $5,662,447
                                         ===========       ===========

     (2) The historical statement of operations data for FWM for the year ended December 31, 1996 represent the results of operations from January 1, 1996 to December 31, 1996. The acquisition has been accounted for as a purchase.

     (3) The adjustments to reduce sales ($127,555) and cost of sales ($123,940) reflect the elimination of profit on intercompany sales during the period presented.

     (4) The adjustments to reduce cost of sales ($47,279), selling, general and administrative ($56,398) and other income ($439,151) reflects the elimination of historical income and expenses generated from JEH assets not acquired.

     (5) Reflects increases and reductions in historical amounts of JEH, the Acquired Companies and FWM for depreciation and amortization expenses resulting from the revaluation in purchase accounting of fixed assets and intangible assets, as follows

                                 Year Ended December 31, 1996
                   ----------------------------------------------------------------
       Company       Cost of Sales      Depreciation     Amortization     Total
    -------------  ----------------------------------------------------------------
    JEH                  $116,700          $116,700      ($1,213,744)   ($980,344)
    Kingsport                 -                 -             10,000       10,000
    ACOR                      -                 -             10,000       10,000
    FWM                       -                 -              7,630        7,630
                         --------          --------      ------------   ----------
        Total            $116,700          $116,700      ($1,186,114)   ($952,714)
                         ========          ========      ============   ==========

     (6) Reflects additional amortization over a 40-year period, as if JEH, the Acquired Companies and FWM were acquired as of the beginning of the period presented, as follows:

                                         Year Ended
       Company                       December 31, 1996
    -------------                    -----------------
    JEH                                   $809,154
    Kingsport                                9,048
    ACOR                                    98,338
    FWM                                     78,260
                                          --------
        Total                             $994,800
                                          ========

     (7) Reflects adjustments to depreciation and amortization for $445,880 of additional amortized debt issue costs and selling, general and administrative for $85,000 of loan administative expenses as if the $90 million credit facility had been in place on January 1, 1996.

     (8) The additional interest expense of $4,391,721 and the reduction in other income of $76,600 reflect what would have been incurred if the consideration (in the form of cash and promissory notes) for JEH, the Acquired Companies and FWM had been paid at January 1, 1997. The interest rates used to calculate pro forma interest (between 8% and 9%) on the assumed additional debt required to fund the cash payments reflect the Company's approximate borrowing rate.

                                       Year Ended December 31, 1996
       Company                       Interest Expense    Other Income
    -------------                   ----------------------------------
    JEH                                 $3,639,611         ($70,350)
    Kingsport                               16,691           (6,250)
    ACOR                                   440,265              -
    FWM                                    295,154              -
                                        ----------         ---------
        Total                           $4,391,721         ($76,600)
                                        ==========         =========

     (9) Reflect income taxes as if each of the Company, JEH, the Acquired Companies and FWM were a C Corporation for the period presented.

     (10) Historical and pro forma net income per common share, which have been adjusted for preferred stock dividends, computed by dividing net income by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma as adjusted basis also include Common Stock issued in connection with the acquisitions.

     (11) Excludes potential future contingent consideration to be paid to former shareholders of acquired companies companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.


                                      22